                                                                     EXHIBIT 4.8



                                                                [Conformed Copy]

================================================================================


                             UNION ELECTRIC COMPANY



                                       TO



                            BOATMEN'S TRUST COMPANY

                                   AS TRUSTEE


                            SUPPLEMENTAL INDENTURE

                             Dated October 1, 1993

                                   ----------


                             First Mortgage Bonds,

                     Environmental Improvement Series 1993


===============================================================================

                             UNION ELECTRIC COMPANY
                             SUPPLEMENTAL INDENTURE

                             Dated October 1, 1993

                             ----------------------

             Inserted for convenience only and not as a part of the
                  Supplemental Indenture dated October 1, 1993

                                                                          Page
                                                                          ----
     Parties..............................................................   1
     Recitals.............................................................   1
     Granting Clauses.....................................................   9
     Habendum.............................................................  11
     Subject to Certain Exceptions........................................  11
     Grant in Trust.......................................................  12
     General Covenant.....................................................  12


                                   ARTICLE I

                      Description of Bonds of Series 1993

     Sec. 1.  General description of Bonds of Series 1993.................  12
     Sec. 2.  Denominations and dating of Bonds of Series 1993............  12
     Sec. 3.  Form of Bonds of Series 1993................................  13
              Form of Trustee's Certificate...............................  19

                                  ARTICLE II

                         Issue of Bonds of Series 1993

                                                                            Page
                                                                            ----

      Sec. 1.  Limitation as to principal amount...........................  19
      Sec. 2.  Issue of Bonds of Series 1993...............................  19


                                  ARTICLE III

                                  Redemption

       Sec. 1.  Bonds of Series 1993 redeemable............................  19
       Sec. 2.  Notice of Redemption.......................................  20
       Sec. 3.  Credits on Bonds of Series 1993............................  20


                                  ARTICLE IV

                                   Covenants

       Sec. 1.  Of seisin and title........................................  20
       Sec. 2.  Earnings test required for issue of additional Bonds.......  21
       Sec. 3.  Exclusion of $22,500,000 from net bondable value of property additions available for purposes of the
                  Original Indenture.......................................  21
       Sec. 4.  Against issuance of additional prior lien bonds secured by unfunded prior liens except under certain conditions.. 21 Sec. 5. Against acquisition of property subject to unfunded prior liens except under certain conditions....................  22

                                   ARTICLE V

                                  The Trustee

                                                                           Page
                                                                           ----
Acceptance of trusts by Trustee..........................................   22
Trustee not responsible for validity of Supplemental Indenture...........   22



                                   ARTICLE VI

          Consents and Agreements of Holders of Bonds of Series 1993
                              to Certain Matters

Consent and Agreement to amendments contained in Article VII of the Supplemental Indenture dated February 1, 1974 on
  effective date of this Article........................................    23
Definition of "Nuclear fuel"............................................    23
Definition of "Permitted liens".........................................    23
Definition of "Property additions"......................................    23
Relating to subdivision (4) of subparagraph (f) of Section 4 of
Article III of the Original Indenture...................................    24
Relating to subparagraph (a) of Section 2 of Article VII of the Original
  Indenture.............................................................    24
Effective date of Article VI.............................................   24

                                  ARTICLE VII

                       Reservations by Company to Amend
                              Original Indenture

                                                                        Page
                                                                        ----

Sec. 1.  Substitution of 60% for 80% wherever appearing in Article XV of the Original Indenture...................................  24
Sec. 2.  Reservation of right to amend Article XV of the Original
           Indenture by adding a new Section 9 thereto.................  25


                                 ARTICLE VIII

                           Miscellaneous Provisions

Sec. 1.  Meanings of terms in Supplemental Indenture...................  26
Sec. 2.  Execution of Supplemental Indenture in counterparts...........  26
Testimonium............................................................  27
Execution..............................................................  28
Acknowledgements.......................................................  29

           SUPPLEMENTAL INDENTURE, dated the 1st day of October, One thousand nine hundred and ninety-three (1993) made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Company"), party of the first part, and BOATMEN'S TRUST COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part:

           WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust, dated June 15, 1937, to secure the payment of the principal of and the interest (and premium, if any) on all bonds at any time issued and outstanding thereunder; and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1,
        1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1,
        1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955,
        August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959,
        December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960,
        June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963,
        November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1,
        1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15,
        1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969,
        October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January
        1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975,
        May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977,
        November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980,
        February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982, March 1, 1983, June 21, 1984, December 12, 1984, June
        11, 1985, March 1, 1986, May 1, 1986, May 1, 1990, December 1, 1991,
        December 4, 1991, January 1, 1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, and August 1, 1993, respectively, have heretofore been entered into between the Company and the Trustee (said Indenture of Mortgage and Deed of Trust, as amended and supplemented by said Supplemental Indentures being hereinafter sometimes referred to as the "Original Indenture"); and

           WHEREAS, Bonds have heretofore been issued by the Company under the Original Indenture as follows:

             (1) $80,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/4% Series due 1962, all of which have been redeemed prior to the date of the execution hereof;

             (2) $90,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 3/8% Series due 1971, which are described in the Supplemental Indenture dated May 1, 1941 (hereinafter called the "Supplemental Indenture of May 1, 1941"), all of which have been paid at maturity prior to the date of the execution hereof;

             (3) $13,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 3/4% Series due 1975 (herein called the "Bonds of 1975 Series"), which are described in the Supplemental Indenture dated October 1, 1945 (hereinafter called the "Supplemental Indenture of October 1, 1945"), all of which have been paid at maturity prior to the date of the execution hereof;

             (4) $25,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 2 7/8% Series due 1980 (herein called the "Bonds of 1980 Series"), which are described in the Supplemental Indenture dated December 1, 1950 (hereinafter called the "Supplemental Indenture of December 1, 1950"), all of which have been paid at maturity prior to the date of the execution hereof;

             (5) $30,000,000 principal amount of First Mortgage and Collateral Trust Bonds, 3 1/4% Series due 1982 (herein called the "Bonds of 1982 Series"), which are described in the Supplemental Indenture dated May 1, 1952 (hereinafter called the "Supplemental Indenture of May 1, 1952"), all of which have been paid at maturity prior to the date of the execution hereof;

             (6) $40,000,000 principal amount of First Mortgage Bonds, 3 3/4% Series due 1986 (herein called the "Bonds of 1986 Series"), which are described in the Supplemental Indenture dated July 1, 1956 (hereinafter called the "Supplemental Indenture of July 1, 1956"), all of which have been paid at maturity prior to the date of the execution hereof;

             (7) $35,000,000 principal amount of First Mortgage Bonds, 4 3/8% Series due 1988 (herein called the "Bonds of 1988 Series"), which are described in the Supplemental Indenture dated March 1, 1958 (hereinafter called the "Supplemental Indenture of March 1, 1958"), all of which have been paid at maturity prior to the date of the execution hereof;

             (8) $50,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1990 (herein called the "Bonds of 1990 Series"), which are described in the Supplemental Indenture dated September 1, 1960 (hereinafter called the "Supplemental Indenture of September 1, 1960"), all of which have been paid at maturity prior to the date of the execution hereof;

             (9) $30,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1991 (herein called the "Bonds of 1991 Series"), which are described in the Supplemental Indenture dated July 1, 1961 (hereinafter called the

           "Supplemental Indenture of July 1, 1961"), all of which have been paid at maturity prior to the date of the execution hereof;

             (10) $30,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due 1993 (herein called the "Bonds of 1993 Series"), which are described in the Supplemental Indenture dated November 1, 1963 (hereinafter called the "Supplemental Indenture of November 1, 1963"), all of which have been redeemed prior to the date of the execution hereof;

             (11) $35,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due 1995 (herein called the "Bonds of 1995 Series"), which are described in the Supplemental Indenture dated April 1, 1965 (hereinafter called the "Supplemental Indenture of April 1, 1965"), all of which are outstanding at the date of the execution hereof;

             (12) $30,000,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1996 (herein called the "Bonds of 1996 Series"), which are described in the Supplemental Indenture dated May 1, 1966 (hereinafter called the "Supplemental Indenture of May 1, 1966"), all of which are outstanding at the date of the execution hereof;

             (13) $40,000,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1997 (herein called the "Bonds of 1997 Series"), which are described in the Supplemental Indenture dated March 1, 1967 (hereinafter called the "Supplemental Indenture of March 1, 1967"), all of which are outstanding at the date of the execution hereof;

             (14) $50,000,000 principal amount of First Mortgage Bonds, 7% Series due 1998 (herein called the "Bonds of 1998 Series"), which are described in the Supplemental Indenture dated March 15, 1968 (hereinafter called the "Supplemental Indenture of March 15, 1968"), all of which have been redeemed prior to the date of the execution hereof;

             (15) $35,000,000 principal amount of First Mortgage Bonds, 7 3/8% Series due 1999 (herein called the "Bonds of May 1999 Series"), which are described in the Supplemental Indenture dated May 1, 1969 (hereinafter called the "Supplemental Indenture of May 1, 1969"), all of which have been redeemed prior to the date of the execution hereof;

             (16) $40,000,000 principal amount of First Mortgage Bonds, 8 1/4% Series due 1999 (herein called the "Bonds of October 1999 Series"), which are described in the Supplemental Indenture dated October 1, 1969 (hereinafter called the "Supplemental Indenture of October 1, 1969"), all of which have been redeemed prior to the date of the execution hereof;

             (17) $100,000,000 principal amount of First Mortgage Bonds, 9.95% Series due 1999 (herein called the "Bonds of November 1999 Series"), which are described in the Supplemental Indenture dated November 1, 1979 (hereinafter called the "Supplemental Indenture of November 1, 1979"), all of which have been redeemed prior to the date of the execution hereof;

             (18) $60,000,000 principal amount of First Mortgage Bonds, 9% Series due 2000 (herein called the "Bonds of 2000 Series"), which are described in the Supplemental Indenture dated April 1, 1970 (hereinafter called the "Supplemental Indenture of April 1, 1970"), all of which have been redeemed prior to the date of the execution hereof;

             (19) $50,000,000 principal amount of First Mortgage Bonds, 7 7/8% Series due 2001 (herein called the "Bonds of January 2001 Series"), which are described in the Supplemental Indenture dated January 1, 1971 (hereinafter called the "Supplemental Indenture of January 1, 1971"), all of which have been redeemed prior to the date of the execution hereof;

             (20) $50,000,000 principal amount of First Mortgage Bonds, 7 5/8% Series due 2001 (herein called the "Bonds of April 2001 Series"), which are described in the Supplemental Indenture dated April 1, 1971 (hereinafter called the "Supplemental Indenture of April 1, 1971"), all of which have been redeemed prior to the date of the execution hereof;

             (21) $60,000,000 principal amount of First Mortgage Bonds, 8 1/8% Series due 2001 (herein called the "Bonds of October 2001 Series"), which are described in the Supplemental Indenture dated September 15, 1971 (hereinafter called the "Supplemental Indenture of September 15, 1971"), all of which have been redeemed prior to the date of the execution hereof;

             (22) $70,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series due 2004 (herein called the "Bonds of 2004 Series"), which are described in the Supplemental Indenture dated February 1, 1974 (hereinafter called the "Supplemental Indenture of February 1, 1974"), all of which have been redeemed prior to the date of the execution hereof;

             (23) $70,000,000 principal amount of First Mortgage Bonds, 10 1/2% Series due 2005 (herein called the "Bonds of 2005 Series"), which are described in the Supplemental Indenture dated March 1, 1975 (hereinafter called the "Supplemental Indenture of March 1, 1975"), all of which have been redeemed prior to the date of the execution hereof;

             (24) $70,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due 2006 (herein called the "Bonds of 2006 Series"), which are described in the Supplemental Indenture dated August 16, 1976 (hereinafter called the

           "Supplemental Indenture of August 16, 1976"), all of which have been redeemed prior to the date of the execution hereof;

             (25) $27,085,000 principal amount of First Mortgage Bonds, 5.80% Environmental Improvement Series 1977, which are described in the Supplemental Indenture dated October 15, 1977 (hereinafter called the "Supplemental Indenture of October 15, 1977"), all of which have been redeemed prior to the date of the execution hereof;

             (26) $60,000,000 principal amount of First Mortgage Bonds, 8 5/8% Series due 2007 (herein called the "Bonds of 2007 Series"), which are described in the Supplemental Indenture dated December 1, 1977 (hereinafter called the "Supplemental Indenture of December 1, 1977"), all of which have been redeemed prior to the date of the execution hereof;

             (27) $55,000,000 principal amount of First Mortgage Bonds, 9.35% Series due 2008 (herein called the "Bonds of 2008 Series"), which are described in the Supplemental Indenture dated August 1, 1978 (hereinafter called the "Supplemental Indenture of August 1, 1978"), all of which have been redeemed prior to the date of the execution hereof;

             (28) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1980, which are described in the Supplemental Indenture dated August 1, 1980 (hereinafter called the "Supplemental Indenture of August 1, 1980"), all of which have been redeemed prior to the date of the execution hereof;

             (29) $150,000,000 principal amount of First Mortgage Bonds, 15 3/8% Series due 1991 (herein called the "Bonds of February 1991 Series"), which are described in the Supplemental Indenture dated February 1, 1981 (hereinafter called the "Supplemental Indenture of February 1, 1981"), all of which have been redeemed prior to the date of the execution hereof;

             (30) $125,000,000 principal amount of First Mortgage Bonds, 15% Series due 1992 (herein called the "Bonds of 1992 Series"), which are described in the Supplemental Indenture dated September 1, 1982 (hereinafter called the "Supplemental Indenture of September 1, 1982"), all of which have been redeemed prior to the date of the execution hereof;

             (31) $100,000,000 principal amount of First Mortgage Bonds, 13% Series due 2013 (herein called the "Bonds of 2013 Series"), which are described in the Supplemental Indenture dated March 1, 1983 (hereinafter called the "Supplemental Indenture of March 1, 1983"), all of which have been redeemed prior to the date of the execution hereof;

             (32) $100,000,000 principal amount of First Mortgage Bonds, 9 3/8% Series due 2016 (herein called the "Bonds of 2016 Series"), which are described in the Supplemental Indenture dated March 1, 1986 (hereinafter called the "Supplemental Indenture of March 1, 1986"), all of which have been redeemed prior to the date of the execution hereof;

             (33) $100,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due 1996 (herein called the "Bonds of 1996 Series"), which are described in the Supplemental Indenture dated May 1, 1986 (hereinafter called the "Supplemental Indenture of May 1, 1986"), all of which have been redeemed prior to the date of the execution hereof;

             (34) $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 1990A, which are described in the Supplemental Indenture dated May 1, 1990 (hereinafter called the "Supplemental Indenture of May 1, 1990"), all of which are outstanding at the date of the execution hereof;

             (35) $125,000,000 principal amount of First Mortgage Bonds, 8 3/4% Series due 2021 (herein called the "Bonds of 2021 Series"), which are described in the Supplemental Indenture dated December 1, 1991 (hereinafter called the "Supplemental Indenture of December 1, 1991"), all of which are outstanding at the date of the execution hereof;

             (36) $75,000,000 principal amount of First Mortgage Bonds, 8.33% Series due 2002 (herein called the "Bonds of 2002 Series"), which are described in the Supplemental Indenture dated December 4, 1991 (hereinafter called the "Supplemental Indenture of December 4, 1991"), all of which are outstanding at the date of the execution hereof;

             (37) $100,000,000 principal amount of First Mortgage Bonds, 7.65% Series due 2003 (herein called the "Bonds of 2003 Series"), which are described in the Supplemental Indenture dated January 1, 1992 (hereinafter called the "Supplemental Indenture of January 1, 1992"), all of which are outstanding at the date of the execution hereof;

             (38) $204,000,000 aggregate principal amount of First Mortgage Bonds, consisting of $100,000,000 principal amount of 6 3/4% Series due 1999 and $104,000,000 principal amount of 8 1/4% Series due 2022 (herein called the "Bonds of 1999 Series" and "Bonds of 2022 Series", respectively), which are described in the Supplemental Indenture dated October 1, 1992 (hereinafter called the "Supplemental Indenture of October 1, 1992"), all of which are outstanding at the date of the execution hereof; and

             (39) $170,000,000 aggregate principal amount of First Mortgage Bonds, consisting of $85,000,000 principal amount of 7 3/8% Series due 2004 and

           $85,000,000 principal amount of 8% Series due 2022 (herein called the "Bonds of December 2004 Series" and "Bonds of December 2022 Series", respectively, which are described in the Supplemental Indenture dated December 1, 1992, (hereinafter called the "Supplemental Indenture of December 1, 1992), all of which are outstanding at the date of the execution hereof;

             (40) $188,000,000 principal amount of First Mortgage Bonds, 6 7/8% Series due 2004 (herein called the "Bonds of August 2004 Series"), which are described in the Supplemental Indenture dated February 1, 1993 (hereinafter called the "Supplemental Indenture of February 1, 1993"), all of which are outstanding at the date of the execution hereof;

             (41) $148,000,000 principal amount of First Mortgage Bonds, 6 3/4% Series due 2008 (herein called the "Bonds of May 2008 Series"), which are described in the Supplemental Indenture dated May 1, 1993 (hereinafter called the "Supplemental Indenture of May 1, 1993"), all of which are outstanding at the date of the execution hereof; and

             (42) $75,000,000 principal amount of First Mortgage Bonds, 7.15% Series due 2023 (herein called the Bonds of August 2023 Series"), which are described in the Supplemental Indenture dated August 1, 1993 (hereinafter called the"Supplemental Indenture of August 1, 1993"), all of which are outstanding at the date of the execution hereof;

        and

           WHEREAS, the Company on August 31, 1955 acquired all of the properties of Union Electric Power Company, the Subsidiary as defined in
        Article I of the Original Indenture, upon the dissolution of the Subsidiary; the Company, by Supplemental Indenture dated August 31, 1955, conveyed all of the properties so acquired (other than property of the character defined as excepted property in the granting clauses of the Original Indenture) to the Trustee upon the terms and trusts in the Original Indenture and the indentures supplemental thereto set forth for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, all the shares of stock of the Subsidiary were released from the lien of the Original Indenture; and the Company became entitled to change the general designation of the Bonds so as to omit the words "and Collateral Trust"; and

           WHEREAS, the Articles of Incorporation of the Company were duly amended on April 23, 1956, to change its corporate name from "Union Electric Company of Missouri" to "Union Electric Company"; and

           WHEREAS, the Articles of Agreement of the Trustee were duly amended effective on January 4, 1982 to change its corporate name from "St. Louis Union

        Trust Company" to "Centerre Trust Company of St. Louis", and further amended on December 9, 1988 to change its corporate name from "Centerre Trust Company of St. Louis" to "Boatmen's Trust Company"; and

           WHEREAS, the Company is entitled at this time to have authenticated and delivered additional Bonds in substitution for a like amount of "refundable bonds", upon compliance with and pursuant to the provisions of Section 6 of Article III of the Original Indenture; and

           WHEREAS, the Company proposes to enter into a Loan Agreement (the "Agreement") with the State Environmental Improvement and Energy Resources Authority of the State of Missouri (the "Authority") to provide for the payment of a proposed issue by the Authority of $44,000,000 principal amount of Environmental Improvement Revenue Bonds (Union Electric Company Project) Series 1993, dated October 1, 1993 (the "Revenue Bonds"), issued pursuant to an Indenture of Trust dated as of October 1, 1993 (the "Trust Indenture") between the Authority and Mercantile Bank of St. Louis National Association, as trustee, for the purpose of providing funds for the acquisition, construction, installation and equipping of certain facilities of the Company comprising solid waste disposal facilities (the "Project"), pursuant to the provisions of Section 260.005 to 260.125, inclusive, R.S.Mo. 1986 as amended, and Appendix B(1) thereto; and

           WHEREAS, the Company desires by this Supplemental Indenture to provide for the creation of a new series of Bonds under the Original Indenture, to have the designation provided in Article I, Section 1 hereof (herein called the "Bonds of Series 1993"), and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

           WHEREAS, the Company has determined to issue to the Authority, in satisfaction of the payments required to be made by the Company pursuant to the Agreement, the Bonds of Series 1993 in the principal amount of $44,000,000; and

           WHEREAS, the Authority will assign all its right, title and interest in the Bonds of Series 1993 to the trustee under the Trust Indenture; and

           WHEREAS, the Company also desires by this Supplemental Indenture to continue in effect with respect to the holders of the Bonds of Series 1993 the amendments of the Original Indenture contained in the Supplemental Indenture dated February 1, 1974, as set forth in Article VII hereof; and

           WHEREAS, the Company also desires by this Supplemental Indenture to reserve the right to amend the provisions of Article XV of the Original Indenture to establish new procedures concerning amendments thereof; and

           WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture specifically to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; and

           WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

           WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture, according to their tenor and effect, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Boatmen's Trust Company, as Trustee, and to its successors in trust under the Original Indenture forever, all and singular the following described properties (in addition to all other properties heretofore subjected to the lien of the Original Indenture and not heretofore released from the lien thereof) - that is to say:


                                     FIRST.

           ALL power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, together with all and singular the electric, heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, gas and other agencies for light, heat, cold, or power or other purposes, and all transmission and distribution systems used for the transmission and distribution of electricity, steam, gas and other agencies for light, heat, cold or power or any other purpose whatsoever, whether underground or overhead, surface or otherwise, now owned by the Company, including all poles, towers, posts, wires, cables, conduits, manholes, mains, pipes, tubes, drains, furnaces, switchboards, transformers, conductors, insulators, supports, meters, lamps, fuses, junction boxes, regulator stations, and other electric, steam and gas fixtures and apparatus; all of the aforementioned property being located in the City of St. Louis, the counties of Adair, Audrain, Benton, Bollinger, Boone, Butler, Caldwell, Callaway, Camden, Cape Girardeau, Clark, Clay, Clinton, Cole, Cooper, Crawford, Daviess, Dunklin, Franklin, Gasconade, Howard, Iron, Jefferson, Knox, Lewis, Lincoln, Livingston, Macon, Madison, Maries, Marion, Miller, Mississippi, Moniteau, Montgomery, Morgan, New Madrid, Osage, Pemiscot, Perry, Pettis, Phelps, Pike, Pulaski, Ralls, Randolph, Ray, Reynolds, Ripley, St. Charles, St. Francois, Ste. Genevieve, St. Louis, Saline, Schuyler, Scott, Stoddard, Warren, Washington, and Wayne, Missouri, the counties of Adams, Alexander, Calhoun, Franklin, Hancock, Henderson, Jackson, Jersey, Macoupin, Madison, Massac, Monroe, Perry, Pike, Pulaski, St. Clair, Union, and Washington, Illinois, and the counties of Des Moines, Henry, Johnson, Lee, and Washington, Iowa, upon real estate owned by the Company, or occupied by it under rights to so occupy, which real estate is described in the Indenture of Mortgage and Deed of Trust dated June 15, 1937, in the Supplemental Indentures dated May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1,
        1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1,
        1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955,
        August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959,
        December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960,
        June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963,
        November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1,
        1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15,
        1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969,
        October 1, 1969, March 26, 1970, April 1, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976,
        August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977,
        December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982, March 1,
        1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986,
        May 1, 1986, May 1, 1990, December 1, 1991, December 4, 1991, January 1,
        1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993 and
        in this Supplemental Indenture, or attached to or connected with such real estate or transmission or distribution systems of the Company leading from or into such real estate.

                                    SECOND.

           ALSO (except as in the Original Indenture expressly excepted) all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, steam, gas or other agencies for the supply to itself or others of light, heat, cold or power, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

           ALSO, (except as in the Original Indenture expressly excepted) all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     THIRD.

           ALSO, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

           TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

           SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to existing leases, to existing liens upon rights of way for transmission or distribution line purposes, as defined in
        Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

           IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in
        Section 2 of Article IV of the Original Indenture.

           AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them to be issued under the Original Indenture, as follows:


                                   ARTICLE I.

                      DESCRIPTION OF BONDS OF SERIES 1993

           SECTION 1. There is hereby created a new series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture which shall be Bonds of Series 1993. The Bonds of Series 1993 shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as "First Mortgage Bonds, Environmental Improvement Series 1993" of the Company. The Bonds of Series 1993 shall be executed, authenticated and delivered in accordance with provisions of, and shall in all respects be subject to all of the terms, conditions and covenants of, the Original Indenture.

           The Bonds of Series 1993 shall mature on the first day of October 2028, and shall bear interest at the rate of five and forty five one-hundredths percent (5.45%) per annum, payable semi-annually on the first day of April and the first day of October in each year.

           The Bonds of Series 1993 shall be payable as to principal and interest in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and shall be paid by a check or checks mailed to the trustee under the Trust Indenture in whose name such Bonds are registered at the address as it shall appear on the transfer register of the Company.

           SECTION 2. The Bonds of Series 1993 shall be registered Bonds without coupons, of the denomination of $5,000 or any multiple thereof.

           Each Bond of Series 1993 shall be dated as of the date of its authentication and delivery (except that if any such Bond shall be authenticated and delivered on any interest payment date it shall be dated as of the date next following such interest payment date), and shall bear interest from the interest payment date next preceding the date of such Bond, or, in case of any such Bond authenticated and delivered on the initial authentication and delivery of such Bonds, from October 1, 1993.

           SECTION 3. The Bonds of Series 1993 and the Trustee's certificate on the Bonds of Series 1993 shall be substantially in the following forms respectively:



                                 [FORM OF BOND]

           This Bond is not transferable except as provided in the Indenture of Trust dated as of October 1, 1993, between the State Environmental Improvement and Energy Resources Authority of the State of Missouri and Mercantile Bank of St. Louis National Association, as trustee.

                             UNION ELECTRIC COMPANY
             (Incorporated under the laws of the State of Missouri)
                              First Mortgage Bond,
                     Environmental Improvement Series 1993
                              Due October 1, 2028
        No. R-                                                       $
        Illinois Commerce Commission Identification No. 5864

           UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Company", which term shall include any successor corporation as defined in the Amended Indenture hereinafter defined), for value received, hereby promises to pay to Mercantile Bank of St. Louis National Association ("Mercantile"), as trustee under an Indenture of Trust dated as of October 1, 1993 of the State Environmental Improvement and Energy Resources Authority of the State of Missouri (the "Authority") or registered assigns, the sum of Forty-four Million Dollars, on the first day of October 2028 in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and to pay interest thereon, in like coin or currency, at the rate of five and forty five one-hundredths percent (5.45%) per annum, payable semi-annually, on April 1 and October 1 in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the indenture of mortgage and deed of trust, dated June 15, 1937, executed by the Company to Boatmen's Trust Company, (herein called the "Trustee"), as trustee, as amended by indentures supplemental thereto dated

        May 1, 1941, April 1, 1971, February 1, 1974, and July 7, 1980, between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture"). Such interest shall be payable from the April 1 or October 1, as the case may be, next preceding the date hereof to which interest has not been paid, unless the date hereof is an April 1 or October 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from October 1, 1993. The interest so payable will be paid to the person in whose name this Bond, or the Bond in exchange or substitution for which this Bond shall have been issued, shall have been registered at the close of business on the March 15 or September 15, as the case may be, next preceding the date of payment, subject to certain exceptions set forth in the Amended Indenture. Both principal of, and interest on, this Bond are payable at the office of the Company in the City of St. Louis, Missouri; provided, however, that at the option of the Company, interest on this Bond may be paid by check mailed to the registered holder of this Bond at such holder's address as it shall appear on the books of the Company to be kept for that purpose.

           This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Boatmen's Trust Company, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, or an agent therefor, shall have signed the form of certificate endorsed hereon.

           The Company has entered into a Loan Agreement (the "Agreement") with the Authority to provide for the payment of an issue by the Authority of $44,000,000 principal amount of Environmental Improvement Revenue Bonds (Union Electric Company Project) Series 1993, dated October 1, 1993 (the "Revenue Bonds"), issued pursuant to an Indenture of Trust dated as of October 1, 1993 between the Authority and Mercantile as Trustee (the "Trust Indenture"), for the purpose of providing funds for the acquisition, construction, installation and equipping of certain facilities of the Company comprising solid waste disposal facilities (the "Project"), pursuant to the provisions of Sections 260.005 to 260.125, inclusive, R.S.Mo. 1986 as amended, and Appendix B(1) thereto.

           This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), limited to an aggregate principal amount of $44,000,000, of the series hereinafter specified, all of which were issued to the Authority in satisfaction of payments required to be made by the Company pursuant to the Agreement and are to be assigned by the Authority to the trustee under the Trust Indenture and all issued and to be issued under and equally secured by the Amended Indenture, to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected. The Company has reserved the right to amend the Amended Indenture without any consent or other action by holders of bonds of any series created by the Supplemental Indenture of August 16, 1976, or by any supplemental indenture dated thereafter, including the Supplemental Indenture of October 1, 1993, to provide that the Amended Indenture may be modified or altered with the consent of the holders of not less than 60% in aggregate principal amount of the Bonds; and if less than all series of Bonds are affected with the consent also of the holders of not less than 60% in aggregate principal amount of the Bonds of each series so affected. Additionally, the Company has reserved the right to amend the Amended Indenture, as supplemented, to authorize amendments thereto by an appropriate written consent of not less than 60% in aggregate principal amount of the Bonds outstanding without a meeting of such Bondholders. No such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, Environmental Improvement Series 1993" of the Company, issued under and secured by the Amended Indenture and described in the indenture (hereinafter called the "Supplemental Indenture of October 1, 1993") dated October 1, 1993, between the Company and the Trustee, supplemental to the Amended Indenture.

           The Bonds are subject to redemption as a whole at any time prior to maturity at the option of the Company, at the principal amount thereof, plus interest accrued to the redemption date, if any of the following events shall have occurred.

             (i) unreasonable, or excessive liabilities, including Federal, state or other property or income taxes not imposed on October 1, 1993, are imposed upon the Authority or the Company with respect to the operation of a substantial portion of the Project and the Company determines to discontinue operation of such portion of the Project; or

             (ii) a substantial portion of the Project shall be damaged or destroyed, or use or control thereof shall be taken by the exercise of the power of eminent domain, to such extent that the Company determines that it is not practical or desirable to restore or replace such portion;

        any such redemption to be made within 90 days from the time the Company files with the registered owner of the Bonds a certificate evidencing the occurrence of one of the foregoing events and requesting redemption of the Bonds, which certificate and request must be filed, if at all, within 270 days following the occurrence of such event.

           The Bonds are subject to redemption at the option of the Company on or after October 1, 2008, in whole at any time or in part on any interest payment date, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest, if any, to the redemption date:

                   Redemption Date                            Redemption
                  (Dates Inclusive)                              Price
                  -----------------                           ----------

        October 1, 2008 through September 30, 2009...........     102%
        October 1, 2009 through September 30, 2010...........     101%
        October 1, 2010 and thereafter.......................     100%

           The Bonds are also subject to mandatory redemption at any time, as a whole or in part as provided below, on any day within 120 days after the Company receives written notice from a registered owner, beneficial owner, former registered owner or former beneficial owner of a Revenue Bond or Mercantile of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in the Agreement or the inaccuracy of any of its representations in the Agreement or any certificate submitted pursuant to the Trust Indenture, the interest paid or to be paid on any Revenue Bond (except to a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) is or was includible in the gross income of the Revenue Bond's owner for federal income tax purposes. No such determination will be considered final unless the registered owner, beneficial owner, former registered owner or former beneficial owner involved in the determination gives the Company, the Trustee and Mercantile prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceeding and to indemnify the registered owner, beneficial owner, former registered owner or former beneficial owner against all liabilities that might result from it, the opportunity to control the defense of the proceeding and either the Company does not agree within 30 days to pay the expenses, indemnify the registered owner, beneficial owner, former registered owner or former beneficial owner and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. Fewer than all the Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Bonds remaining outstanding being not includible in the gross income for federal income tax purposes of any owner other than a "substantial user" or "related person". If fewer than all Bonds are redeemed, the Trustee will select the Bonds to be redeemed by lot as provided in the Amended Indenture or by such other method acceptable to the Trustee as may be specified in an Opinion of Tax Counsel. If this redemption occurs in accordance with the terms of the Trust Indenture, such failure by the Company to perform any of its agreements in the Agreement or inaccuracy of any of its representations in the Agreement or any certificate submitted pursuant to the Amended Indenture shall not in and of itself constitute an event or default under the Trust Indenture or the Amended Indenture.

           The Bonds are also subject to mandatory redemption at the principal amount thereof plus accrued interest to the date fixed for redemption if the Trustee or the Company is notified that an "Event of Default" under the Trust Indenture has occurred and is continuing and Mercantile has declared the principal amount of all Revenue Bonds then outstanding due and payable in accordance with the Trust Indenture.

           The Company may, by notice to the Trustee at least 60 days prior to any date on which any principal payment is due on this Bond, elect to receive a credit in respect of such principal payment (a) for any Bonds of 1993 Series then due which have been redeemed prior to such principal payment date or otherwise acquired and delivered to the Trustee for cancellation by said Trustee prior to the giving of such notice, or (b) for any Revenue Bonds which have been purchased, delivered for cancellation or previously redeemed, which in each case have not theretofore been applied as a credit against such principal payment. Each Bond with respect to which the Company elects to receive a credit will be credited by the Trustee at 100% of the principal amount thereof against such principal payment, provided further that in the case of a credit with respect to any Revenue Bonds, the principal amount thereof shall be established by an officers' certificate (as defined in the Amended Indenture) concurred in by the trustee under the Trust Indenture, included with the above-mentioned notice to the Trustee. The principal amount of Bonds to be paid on the due date of such principal payment will be reduced by the amount of any such credit or credits in respect of Bonds previously redeemed or delivered as provided above.

           Upon cancellation in full or in part of any of the Revenue Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Indenture) and payment of all fees and charges of the trustee thereunder, such trustee shall deliver to the Trustee, for cancellation a corresponding amount of Bonds remaining in its possession.

           Such redemption in every case shall be effected upon notice delivered by the Company at least sixty days prior to the date of redemption, to the registered owner of the Bonds at its address as the same shall appear on the transfer register of the Company, all subject to the conditions of, and as more fully set forth in, the Amended Indenture and Supplemental Indenture of October 1, 1993.

           In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds outstanding.

           No recourse shall be had for the payment of the principal of, premium, if any, or on the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

           IN WITNESS WHEREOF, Union Electric Company has caused this Bond to be signed in its name by its Chairman of the Board or President or a Vice President by his manual signature or a facsimile thereof, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary by his manual signature or a facsimile thereof.

           Dated,

                            Union Electric Company,

                                        By......................................
                                                             Vice President
        Attest:

        ...............................
                          Secretary

                        [form of trustee's certificate]

           This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and Supplemental Indenture of October 1, 1993.

                                    Boatmen's Trust Company,
                                    Trustee.


        By Union Electric Company, Agent


                                  ARTICLE II.

                         ISSUE of BONDS of SERIES 1993

           SECTION 1. The principal amount of the Bonds of Series 1993 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Forty-four Million Dollars ($44,000,000) consisting of Bonds maturing on the first day of October 2028.

           SECTION 2. Bonds of Series 1993 in the principal amount as set forth above may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon compliance by the Company with the applicable provisions of Article III and Article XVIII of the Original Indenture.


                                  ARTICLE III.

                                   REDEMPTION

           SECTION 1. The Bonds of Series 1993 shall, subject to the provisions of Article V of the Original Indenture, be redeemable at any time or from time to time prior to maturity, at the option of the Board of Directors of the Company, either as a whole or in part, at the then applicable redemption price set forth in the form of Bonds of Series 1993 in Section 3 of Article I of this Supplemental Indenture, together, in each case, with accrued interest to the redemption date. In the event that less than all of such Bonds of Series 1993 are to be redeemed, the Bonds to be redeemed shall be determined by lot in such manner as the Trustee in its discretion shall deem proper, as in the Original Indenture provided.

           The Bonds of Series 1993 are also subject to mandatory redemption as set forth in the form of Bonds of Series 1993 in Section 3 of Article I of this Supplemental Indenture.

           SECTION 2. Subject to the provisions of Article V of the Original Indenture, notice of redemption shall be delivered by the Company at least sixty days prior to the date of redemption, to the registered owner of such Bonds at its address as the same shall appear on the transfer register of the Company.


           SECTION 3. As provided in the Trust Indenture, any amounts of money held in the Bond Fund provided in said Indenture and available for such purpose, which are at the request of the Company applied to the payments of the principal of, premium, if any, and interest on the Revenue Bonds on any payment or redemption date, shall be applied as a credit on amounts otherwise due under Bonds of Series 1993; provided that the amount of such credit shall be established by an officers' certificate (as defined in the Original Indenture), concurred in by the trustee under the Trust Indenture, which shall be filed with the Trustee prior to the application of any such credit.

           Upon cancellation in full or in part of any of the Revenue Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Indenture) and payment of all fees and charges of the trustee thereunder, such trustee shall deliver to Boatmen's Trust Company, Trustee for the First Mortgage Bonds of the Company, for cancellation a corresponding amount of Bonds of Series 1993 remaining in its possession or shall request such Trustee to issue a new Bond of Series 1993 reflecting any such cancellation.


                                  ARTICLE IV.

                                   COVENANTS.

           The Company hereby covenants, warrants and agrees;

           SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the issue of the Bonds of Series 1993, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Original Indenture, except as set forth in the granting clauses of the Original Indenture or this Supplemental Indenture.

           SECTION 2. That, so long as any of the Bonds of Series 1993 are outstanding, whenever any officers' certificate is required to be filed or deposited with the Trustee pursuant to Section 3(b) of Article III of the Original Indenture upon an application for the authentication of additional Bonds pursuant to Article III of the Original Indenture, such officers' certificate shall include, in addition to the matters required to be stated therein by said Section 3(b), the statement with respect to the net earnings of the Company available for interest after property retirement appropriations required by Section 2 of Article V of the Supplemental Indenture of July 1, 1956.

           SECTION 3. That, so long as any of the Bonds of Series 1993 are outstanding, the Company will not apply for the authentication and delivery of additional bonds pursuant to Section 4 of Article III of the Original Indenture or the withdrawal of cash from the trust estate or the reduction of the amount of cash required to be paid into the trust estate or to satisfy the maintenance and improvement funds under any provision of the Original Indenture or the Supplemental Indentures creating prior series of bonds, on the basis of the amount of $15,000,000 excluded from net bondable value of property additions not subject to an unfunded prior lien pursuant to Section 3 of Article V of the Supplemental Indenture of October 1, 1945, or on the basis of the amount of $7,500,000 excluded from net bondable value of property additions not subject to an unfunded prior lien pursuant to Section 3 of
        Article V of the Supplemental Indenture of July 1, 1956.

           SECTION 4. That, so long as any of the Bonds of Series 1993 are outstanding, the Company will not issue or permit to be issued any prior lien bonds secured by an unfunded prior lien in addition to the prior lien bonds secured by such unfunded prior lien at the time of first acquisition by the Company of property subject thereto (other than in lieu of lost, stolen or mutilated bonds or on the exchange for bonds already outstanding of an equal principal amount of other bonds of the same issue and the same series, if any, and of the same maturity), except upon compliance with the provisions of Section 16 of Article IV of the Original Indenture, nor unless the net earnings of the Company available for interest after property retirement appropriations (determined as provided in Section 2 of Article V of the Supplemental Indenture of July 1, 1956), for any twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which the additional prior lien bonds are to be issued, have been, in the aggregate, equal to not less than twice the annual interest charges on the indebtedness specified in subparagraphs
        (i) and (ii) of paragraph (1) of Section 2(a) of said Article V; provided that, if the application for the issue of such additional prior lien bonds is upon the basis of payment at maturity of prior lien bonds theretofore sold or otherwise disposed of or the redemption or purchase thereof after a date two years prior to the date of maturity, the additional requirement imposed by this Section 4 with respect to net earnings of the Company available for interest after property retirement appropriations shall not apply. Any officers' certificate with respect to net earnings of the Company, required to be filed with the Trustee as a condition precedent to the issue of such additional prior lien bonds, shall include, in addition to the matters otherwise required to be stated therein, the matters required to be stated in an officers' certificate pursuant to paragraphs (1) and (2) of Section 2(a) of said Article V.

           SECTION 5. That, so long as any of the Bonds of Series 1993 are outstanding, the Company will not acquire, by purchase, merger or otherwise, any property subject to a lien or liens which will on acquisition be an unfunded prior lien or prior liens, except upon compliance with the provisions of Section 14 of Article IV of the Original Indenture, nor unless the net earnings of such property available for interest after property retirement appropriations (determined in the manner provided in Section 2 of Article V of the Supplemental Indenture of July 1, 1956), for any twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the month in which the first acquisition of property subject to such lien or liens occurs, have been, in the aggregate, equal to not less than twice the amount of annual interest charges, on all outstanding indebtedness secured by such lien or liens. Any officers' certificate with respect to net earnings of such property, required to be filed with the Trustee as a condition precedent to the acquisition of such property, shall include, in addition to the matters otherwise required to be stated therein, the matters required to be stated in an officers' certificate pursuant to Section 2 of said Article V applicable, however, only to the net earnings of such property and to the indebtedness secured by such liens to which such property is subject.


                                   ARTICLE V.

                                  THE TRUSTEE.

           The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, and upon the following terms and conditions:

           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                                  ARTICLE VI.

                 CONSENTS AND AGREEMENTS OF HOLDERS OF BONDS OF
                         SERIES 1993 TO CERTAIN MATTERS

           The Company, and the holders of the Bonds of Series 1993 by their acceptance and holding thereof, hereby consent and agree as follows:

              (A) When the provisions of this Article VI shall become effective as provided in Subdivision (B) hereof, the provisions of the Original Indenture shall become and shall be deemed to have been, amended, effective on said date, by the Supplemental Indenture dated February 1, 1974, in the following respects:

           (1) by inserting the following paragraph after the definition of "Nonbondable property" in Article I of the Original Indenture;

           "Nuclear fuel:

              The term 'Nuclear fuel' shall mean (a) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise or formerly comprising the core, or other part of a nuclear reactor or any similar or analogous device, (b) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (c) any substances or materials formerly comprising such nuclear fuel and associated means (or any similar or analogous device or substance) and which substances or materials are undergoing or have undergone reprocessing and (d) uranium, thorium, plutonium, and any other substance or material from time to time used or selected for use by the Company as fuel material, or as potential fuel material, in a nuclear reactor or any similar or analogous device."

           (2) by deleting the word "and" at the end of subparagraph (e) of the definition of "Permitted liens" in Article I of the Original Indenture, changing the period at the end of subparagraph (f) of such definition to "; and", and adding a new subparagraph (g) reading as follows:

              "(g) any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying particularly to 'Nuclear fuel'."

           (3) by deleting the word "and" at the end of subparagraph (d) of the third paragraph of the definition of "Property additions" in Article I of the Original

        Indenture, changing the period at the end of subparagraph (e) to "; and" and adding a new subparagraph (f) reading as follows:

              "(f) anything in this Indenture notwithstanding, the term 'Property additions' shall include 'Nuclear fuel'."

           (4) by inserting after the words "such property additions" when first used in subdivision (4) of subparagraph (f) of Section 4 of Article III of the Original Indenture the following:

                ", provided that, in the case of property additions constituting all or part of a facility for the production of electricity by use of a nuclear reactor or any similar or analogous device, or Nuclear fuel materials, assemblies or components for use therein, in respect of which the application is made prior to receipt of necessary authority to operate such facility, such opinion need only state that (i) the Company has necessary authority to own such property additions and (ii) in the case of property additions for which construction authority is necessary, the Company has necessary authority to construct the same."

        and

           (5) by inserting after the words "any machinery or equipment," in subparagraph (a) of Section 2 of Article VII of the Original Indenture the following:

              "or any Nuclear fuel materials, assemblies or components,"

              (B) The provisions of this Article VI shall become effective on the earliest date on which either (a) no Bonds of a Series prior to the Bonds of 2004 Series shall be outstanding or (b) the amendment to the Original Indenture provided in Article VII of the Supplemental Indenture dated February 1, 1974, shall have become effective upon vote of the holders of Bonds as provided in Article XV of the Original Indenture, provided that no vote of the holders of the Bonds of 2004 Series or Bonds of any series created thereafter shall be required for effecting such amendments.


                                  ARTICLE VII.

                           RESERVATIONS BY COMPANY TO
                           AMEND ORIGINAL INDENTURE.

           SECTION 1. The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of Bonds of any series created by the Supplemental Indenture of August 16, 1976, or by any supplemental indenture dated thereafter, including this Supplemental Indenture, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article XV thereof so as to substitute "sixty percent. (60%)" for "eighty percent. (80%)" wherever appearing in said Article XV.

           SECTION 2. The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of Bonds of any series created by the Supplemental Indenture of August 16, 1976, or by any supplemental indenture dated thereafter, including this Supplemental Indenture, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend
        Article XV thereof by adding thereto a Section 9 to read as follows:

               "SECTION 9.  (A)  Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by Bondholders or by their attorneys appointed in writing) of the holders of sixty percent. (60%) or more in principal amount of the Bonds outstanding hereunder, and, if the rights of one or more, but less than all, series of Bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty per cent. (60%) in principal amount of each series of Bonds so to be affected and outstanding hereunder (at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this
             Article XV and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this Article XV.

              (B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

              The amount of Bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same may be proved by exhibiting the Bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States or any public instrumentality of the United States, or of any State or of any Territory, or (iv) any other person or corporation satisfactory to the Trustee. A Bondholder in any of the foregoing categories may sign a certificate in his own behalf.

           Each such certificate shall be dated and shall state, in effect, that as of the date thereof, a coupon Bond or Bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any Bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same Bond shall be produced, (2) the Bond specified in such certificate (or any Bond or Bonds issued in exchange or substitution for such Bond) shall be produced by another holder, or
           (3) the Bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may nevertheless, in his discretion, require further proof in cases where it deems further proof desirable. The ownership of registered Bonds shall be proved by the registry books.

              (C) Until such time as the Trustee shall receive the written consent of the necessary per cent. in principal amount of the Bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a Bond, the serial number of which is shown by the evidence to be included in the Bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such Bond. Except as aforesaid, any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders of such Bond (and any Bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such Bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the Bonds specified in subsection (A) above in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Bonds."


                                 ARTICLE VIII.

                           MISCELLANEOUS PROVISIONS.

           SECTION 1. All terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in
        Article I of the Original Indenture.

           SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, said Union Electric Company has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said Boatmen's Trust Company, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary, or one of its Assistant Secretaries; all as of the 1st day of October, One thousand nine hundred and ninety-three.

                               UNION ELECTRIC COMPANY,
                                 1901 Chouteau Avenue
        [Corporate Seal]         St. Louis, Missouri.

                               By  Donald E. Brandt
        Attested:                    Senior Vice President.


         James C. Thompson
               Secretary.


        Signed, sealed and delivered by
         UNION ELECTRIC COMPANY
         in the presence of:

           Mark E. Blair

           G. L. Waters

               As Witnesses.

                               BOATMEN'S TRUST COMPANY,
                                  510 Locust Street,
        [Corporate Seal]          St. Louis, Missouri.

                               By  H. E. Bradford
        Attested:                    Senior Vice President.

           Jerry L. Rector
               Assistant Secretary.


        Signed, sealed and delivered by
         BOATMEN'S TRUST COMPANY
         in the presence of:

           Lisa A. Godiner

           P. C. QuiBelle

                  As Witnesses.

        STATE OF MISSOURI,  }
                            }  SS.:
        CITY OF ST. LOUIS,  }

           On this 8th day of October, 1993, before me appeared DONALD E. BRANDT, to me personally known, who, being by me duly sworn, did say that he is a Senior Vice President of UNION ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said DONALD E. BRANDT acknowledged said instrument to be the free act and deed of said corporation.

           IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

        [Notarial Seal]

                                             Barbara Lungwitz
                                    -----------------------------------
                                             BARBARA LUNGWITZ
                                     NOTARY PUBLIC - STATE OF MISSOURI
                                    MY COMMISSION EXPIRES SEPT. 2, 1995
                                             CITY OF ST. LOUIS



        STATE OF MISSOURI,  }
                            }  SS.:
        CITY OF ST. LOUIS,  }

           On this 8th day of October, 1993, before me appeared H. E. BRADFORD, to me personally known, who, being by me duly sworn, did say that he is a Senior Vice President of BOATMEN'S TRUST COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, as the trustee thereunder by authority of its Board of Directors, and said H. E. BRADFORD, acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

           IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

        [Notarial Seal]
                                             Barbara Lungwitz
                                    -----------------------------------
                                             BARBARA LUNGWITZ
                                     NOTARY PUBLIC - STATE OF MISSOURI
                                    MY COMMISSION EXPIRES SEPT. 2, 1995
                                             CITY OF ST. LOUIS